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                                                                  Exhibit 23.4




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report covering the consolidated balance sheets of Allwaste, Inc. and its subsidiaries as of August 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended August 31, 1996 (and to all references to our firm) included in or made a part of this registration statement on Form S-1 filed by Philip Services Corp.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Houston, Texas
September 26, 1997